EXHIBIT 99.1

FOR IMMEDIATE RELEASE
CHARMING SHOPPES REPORTS THIRD QUARTER
NET INCOME OF $10.8 MILLION, AN INCREASE OF 69% OVER PRIOR YEAR;
UPDATES EARNINGS OUTLOOK

Bensalem, PA, November 16, 2005 - Charming Shoppes, Inc. (NASDAQ:CHRS) a leading multi-channel specialty apparel retailer specializing in women's plus-size apparel, today reported sales and earnings for the third quarter and nine months ended October 29, 2005. The Company’s reported results for the three and nine month periods ended October 29, 2005 include sales and earnings from Crosstown Traders, Inc., since its acquisition on June 2, 2005.

Three Months Ended October 29, 2005
For the three months ended October 29, 2005, net income increased 69% to $10,762,000 or $0.09 per diluted share. For the corresponding period ended October 30, 2004, net income was $6,353,000 or $0.05 per diluted share. The increase in net income is primarily attributable to solid improvements in operating margin, driven by expansion in gross margin at the Company’s retail store brands. There was a minor accretive impact to third quarter earnings from the Company's Crosstown Traders business, which was acquired on June 2, 2005.

Net sales for the three months ended October 29, 2005 increased 22% to $663,322,000, compared to sales of $541,759,000 for the three months ended October 30, 2004. The Company achieved record consolidated net sales for the quarter from its retail store brands, which increased 5% during the third quarter. Consolidated comparable store sales for the Company’s retail store brands increased 3% during the three months ended October 29, 2005.

Commenting on sales and earnings, Dorrit J. Bern, Chairman, Chief Executive Officer and President of Charming Shoppes, Inc., said, “We are pleased to report strong year-over-year improvement in our third quarter results. Our improvement was led by strong sales results at our Lane Bryant and Catherines Plus Sizes brands, which drove an overall increase in gross margin at our retail store brands of 120 basis points. Additionally, in our direct-to-consumer segment, Crosstown Traders met our sales and earnings objectives during the quarter. Our consolidated operating results for the quarter exceeded our plans, resulting in a 70 basis point expansion in the operating margin.”

The quarter’s results included a number of items, which in the aggregate had no net impact on the Company’s reported diluted earnings per share. Those items included a gain from estimated insurance settlement claims related to eight stores damaged by Hurricane Katrina, and the Visa/MasterCard antitrust litigation settlement. These gains were offset by an increase in the Company’s tax provision for the repatriation of foreign earnings under the American Jobs Creation Act of 2004.

Nine Months Ended October 29, 2005
For the nine months ended October 29, 2005, net income increased 34% to $80,203,000 or $0.61 per diluted share. For the corresponding period ended October 30, 2004, net income was $59,661,000 or $0.48 per diluted share.

Net sales for the nine months ended October 29, 2005 increased 12% to $1,954,937,000, compared to sales of $1,746,234,000 for the nine months ended October 30, 2004. Consolidated comparable store sales for the Company’s retail store brands increased 2% for the nine months ended October 29, 2005. The Company’s reported results for the nine month period ended October 29, 2005 include sales and earnings from Crosstown Traders, Inc. since its acquisition on June 2, 2005.

Outlook for the Fourth Quarter ending January 28, 2006
For the fourth quarter ending January 28, 2006, the Company has reaffirmed projections for diluted earnings per share in the range of $0.13 - $0.14, which includes projected accretion of approximately $0.07 per diluted share from Crosstown Traders. This projection assumes total consolidated sales in a range of $775 to $785 million and consolidated comparable store sales increases in the 2% - 4% range for the Company’s retail store brands. The Company projects that November’s sales results will perform at the upper end of the 2% - 4% range. For the corresponding period ended January 29, 2005, diluted earnings per share for the consolidated corporation were $0.04.

Updated Outlook for the Fiscal Year ending January 28, 2006
For the fiscal year ending January 28, 2006, the Company has provided an updated projection for diluted earnings per share in the range of $0.74 - $0.75, compared to $0.52 per diluted share for the corresponding period ended January 29, 2005.

Charming Shoppes, Inc. will host its third quarter fiscal year 2006 earnings conference call today at 9:15 am Eastern time. To listen to the conference call, please dial 1-866-244-4637 approximately 10 minutes prior to the scheduled event. The conference call will also be simulcast at http://phx.corporate-ir.net/phoenix.zhtml?c=106124&p=irol-audioArchives. The general public is invited to listen to the conference call via the webcast or the dial-in telephone number.

This press release, a transcript of prepared conference call remarks, and certain other financial and statistical information will be available, prior to today’s conference call, on the Company’s corporate website, at http://phx.corporate-ir.net/phoenix.zhtml?c=106124&p=irol-audioArchives. An audio rebroadcast of the conference call will be accessible at http://phx.corporate-ir.net/phoenix.zhtml?c=106124&p=irol-audioArchives, following the live conference.

The conference call will be recorded on behalf of Charming Shoppes, Inc. and consists of copyrighted material. It may not be re-recorded, reproduced, transmitted or rebroadcast, in whole or in part, without the Company's express written permission. Accessing this call or the rebroadcast represents consent to these terms and conditions. Participation in this call serves as consent to having any comments or statements made appear on any transcript, broadcast or rebroadcast of this call.

At the end of the period, Charming Shoppes, Inc. operated 2,246 retail stores in 48 states under the names LANE BRYANT®, FASHION BUG®, FASHION BUG PLUS®, and CATHERINES PLUS SIZES®. Additionally, apparel, accessories, footwear and gift catalogs, including the following titles, are operated by Charming Shoppes’ Crosstown Traders: Old Pueblo Traders, Bedford Fair, Willow Ridge, Lew Magram, Brownstone Studio, Regalia, Intimate Appeal, Monterey Bay Clothing Company, Coward Shoe and Figi's. During the nine months ended October 29, 2005, the Company opened 47, relocated 57, and closed 22 retail stores. The Company ended the period with 1,034 Fashion Bug and Fashion Bug Plus stores, 745 Lane Bryant stores, 467 Catherines Plus Sizes stores, and approximately 15,469,000 square feet of leased space. Additionally, Crosstown Traders operates 3 outlet stores. Please visit www.charmingshoppes.com for additional information about Charming Shoppes, Inc.

This press release contains and the Company’s conference call will contain certain forward-looking statements concerning the Company's operations, performance, and financial condition. Such forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those indicated. Such risks and uncertainties may include, but are not limited to: failure to successfully integrate the operations of Crosstown Traders, Inc. with Charming Shoppes, Inc., the failure to implement the Company's business plan for increased profitability and growth in the plus-size women's apparel business, the failure to successfully implement the Company’s business plan for Crosstown Traders, Inc., changes in or miscalculation of fashion trends, extreme or unseasonable weather conditions, economic downturns, a weakness in overall consumer demand, failure to find suitable store locations, the ability to hire and train associates, trade restrictions and political or financial instability in countries where goods are manufactured, the interruption of merchandise flow from its centralized distribution facilities, competitive pressures, and the adverse effects of acts or threats of war, terrorism, or other armed conflict on the United States and international economies. These, and other risks and uncertainties, are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the fiscal year ended January 29, 2005 and other Company filings with the Securities and Exchange Commission. Charming Shoppes assumes no duty to update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

CONTACT:	Gayle M. Coolick
Director of Investor Relations
215-638-6955

CHARMING SHOPPES, INC.
(Unaudited)

		3rd Quarter		3rd Quarter
		Ended		Ended
	Percent	Oct. 29,	Percent	Oct 30,	Percent
(in thousands, except per share amounts)	Change	2005 (b)	of Sales (a)	2004 (c)	of Sales (a)
				(Restated)

Net sales	22.4%	$663,322	100.0%	$541,759	100.0%

Cost of goods sold, buying, catalog, and occupancy (d)	21.9	461,451	69.6	378,533	69.9
Selling, general, and administrative (e)	21.0	181,275	27.3	149,769	27.6
Expenses related to cost reduction plan	(100.0)	0	0.0	605	0.1
Total operating expenses	21.5	642,726	96.9	528,907	97.6

Income from operations	60.3	20,596	3.1	12,852	2.4

Other income, principally interest	124.0	1,754	0.3	783	0.1
Interest expense	23.8	(4,797)	(0.7)	(3,876)	(0.7)

Income before income taxes	79.9	17,553	2.6	9,759	1.8
Income tax provision (f)	99.4	6,791	1.0	3,406	0.6

Net income	69.4%	$10,762	1.6%	$6,353	1.2%

Basic net income per share		$0.09		$0.05
Weighted average shares outstanding		120,102		117,217

Net income per share, assuming dilution		$0.09		$0.05
Weighted average shares and equivalents outstanding		137,552		118,633

(a) Results do not add due to rounding.

(b) Includes results of operations for Crosstown Traders from the acquisition date (June 2, 2005).

(c)   Restated from previously reported financial statements to reflect certain adjustments for lease accounting as discussed in Note 2 to the Consolidated Financial Statements included in the Company's Form 10-K for the year ended January 29, 2005.

(d) Includes a gain in 2005 of approximately $1.8 million for insurance claims related to store damages due to hurricane Katrina.

(e) Includes a gain in 2005 of approximately $1.3 million related to the Visa/Mastercard settlement.

(f) Includes approximately $1.4 million of taxes related to the repatriation of profits from international operations.

		Nine Months		Nine Months
		Ended		Ended
		Oct. 29,	Percent	Oct 30,	Percent
(in thousands, except per share amounts)	Change	2005 (b)	of Sales (a)	2004 (c)	of Sales (a)
				(Restated)

Net sales	12.0%	$1,954,937	100.0%	$1,746,234	100.0%

Cost of goods sold, buying, catalog, and occupancy (e)	9.9	1,331,761	68.1	1,211,820	69.4
Selling, general, and administrative (f)	13.5	489,280	25.0	431,260	24.7
Expenses related to cost reduction plan	(100.0)	0	0.0	605	0.0
Total operating expenses	10.8	1,821,041	93.2	1,643,685	94.1

Income from operations	30.6	133,896	6.8	102,549	5.9

Other income, principally interest (d)	323.4	6,741	0.3	1,592	0.1
Interest expense	15.4	(13,434)	(0.7)	(11,639)	(0.7)

Income before income taxes	37.5	127,203	6.5	92,502	5.3
Income tax provision (g)	43.1	47,000	2.4	32,841	1.9

Net income	34.4%	$80,203	4.1%	$59,661	3.4%

Basic net income per share		$0.67		$0.52
Weighted average shares outstanding		119,513		115,474

Net income per share, assuming dilution		$0.61		$0.48
Weighted average shares and equivalents outstanding		136,634		132,400

(a) Results do not add due to rounding.

(b) Includes results of operations for Crosstown Traders from the acquisition date (June 2, 2005).

(c)   Restated from previously reported financial statements to reflect certain adjustments for lease accounting as discussed in Note 2 to the Consolidated Financial Statements included in the Company's Form 10-K for the year ended January 29, 2005.

(d) Principally interest income and during the first quarter of Fiscal 2006, the Company recognized a $1.2 million gain from the sale of capital assets.

(e) Includes a gain in 2005 of approximately $1.8 million for insurance claims related to store damages due to hurricane Katrina.

(f) Includes a gain in 2005 of approximately $1.3 million related to the Visa/Mastercard settlement.

(g) Includes approximately $1.4 million of taxes related to the repatriation of profits from international operations.

CHARMING SHOPPES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	October 29,	January 29,
(Dollars in thousands, except share amounts)	2005	2005
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$151,676	$273,049
Available-for-sale securities	86,465	52,857
Merchandise inventories	474,484	285,120
Deferred advertising	29,128	0
Deferred taxes	28,452	15,500
Prepayments and other	93,931	86,382
Total current assets	864,136	712,908

Property, equipment, and leasehold improvements - at cost	863,287	786,028
Less accumulated depreciation and amortization	511,885	465,365
Net property, equipment, and leasehold improvements	351,402	320,663

Trademarks and other intangible assets	248,908	169,818
Goodwill	153,843	66,666
Available-for-sale securities	240	240
Other assets	40,738	33,476
Total assets	$1,659,267	$1,303,771

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Short-term borrowings	$50,000	$0
Accounts payable	188,879	127,819
Accrued expenses	210,822	154,681
Income taxes payable	11,141	0
Current portion - long-term debt	15,249	16,419
Total current liabilities	476,091	298,919

Deferred taxes and other non-current liabilities	150,265	101,743
Long-term debt	245,227	208,645

Stockholders’ equity
Common Stock $.10 par value:
Authorized - 300,000,000 shares
Issued - 133,177,902 shares and 132,063,290 shares, respectively	13,318	13,206
Additional paid-in capital	269,059	249,485
Treasury stock at cost - 12,265,993 shares	(84,136)	(84,136)
Deferred employee compensation	(15,382)	(8,715)
Accumulated other comprehensive loss	(2)	0
Retained earnings	604,827	524,624
Total stockholders’ equity	787,684	694,464
Total liabilities and stockholders’ equity	$1,659,267	$1,303,771

Subject to reclassifications.

CHARMING SHOPPES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Thirty-nine Weeks Ended
	October 29,	October 30,
(In thousands)	2005	2004
		(Restated)
Operating activities
Net income	$80,203	$59,661
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	65,336	57,681
Deferred income taxes	(7,738)	3,536
Tax benefit related to stock plans	2,365	4,187
Net loss from disposition of capital assets	241	646
Gain from securitization of Catherines portfolio	(759)	0
Loss on sales of available-for-sale securities	0	185
Changes in operating assets and liabilities:
Merchandise inventories	(118,126)	(68,960)
Accounts payable	48,691	31,467
Deferred advertising	(17,249)	0
Prepayments and other	8,905	(19,649)
Accrued expenses and other	28,895	18,862
Income taxes payable	11,141	828
Net cash provided by operating activities	101,905	88,444

Investing activities
Investment in capital assets	(69,203)	(42,078)
Proceeds from sales of capital assets	2,432	0
Proceeds from sales of available-for-sale securities	17,714	45,571
Gross purchases of available-for-sale securities	(51,326)	(30,887)
Acquisition of Crosstown Traders, Inc., net of cash acquired	(256,467)	0
Purchase of Catherines receivables portfolio	(56,582)	0
Securitization of Catherines receivables portfolio	56,582	0
Securitization of Crosstown apparel-related receivables	50,000	0
Increase in other assets	(2,785)	(5,610)
Net cash used by investing activities	(309,635)	(33,004)

Financing activities
Proceeds from short-term borrowings	261,311	150,298
Repayments of short-term borrowings	(211,311)	(150,298)
Proceeds from long-term borrowings	50,000	13,098
Repayments of long-term borrowings	(18,480)	(12,813)
Payments of deferred financing costs	(850)	(350)
Proceeds from issuance of common stock	5,687	23,722
Net cash provided by financing activities	86,357	23,657

Increase (decrease) in cash and cash equivalents	(121,373)	79,097
Cash and cash equivalents, beginning of period	273,049	123,781
Cash and cash equivalents, end of period	$151,676	$202,878

Non-cash financing and investing activities
Equipment acquired through capital leases	$3,892	$5,399

Certain prior-year amounts have been reclassified to conform to the current-year presentation.
Subject to reclassifications.